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 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Novell, Inc. (Exact name of registrant as specified in its charter)

July 2, 2004 Date of Report (Date of earliest event reported)

Delaware	0-13351	87-0393339

(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation)	File Number)

404 Wyman Street, Suite 500, Waltham, MA	02451

(Address of principal executive offices)	(Zip Code)

(781) 464-8000 (Registrant's telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

        On Friday, July 2, 2004, Novell, Inc. issued a press release announcing that it completed its sale of $600 million aggregate principal amount of its 0.50% convertible senior debentures due 2024. The sale includes $100 million aggregate principal amount of debentures issued pursuant to an option granted to the initial purchaser. Novell used approximately $125 million of the net proceeds of the offering to repurchase, in negotiated transactions, approximately 15.2 million shares of its common stock. A copy of that press release is filed as Exhibit 99.1 to this report.

        In the Offering Memorandum relating to this offering we included various "Risk Factors" pertaining to an investment in our securities. While not substantially different from the risk factors related to our business contained in our recent public filings, the "Risks Related to our Business" as they appeared in the Offering Memorandum are set forth below.

Risks Related to our Business

The current economic climate and outlook in the technology and information technology services sector is uncertain and could cause our business to suffer.

        The weakened global economic climate, particularly in the technology sector, has had an adverse effect on our ability to sell products and services. The challenging economy and IT market restricts corporate operating budgets, thus increasing pricing pressures and impacting sales cycles. Future economic projections for this sector are uncertain. A continuation of the weakened global economy could have further negative effects on our ability to sell products and services in the future.

We had net losses in the past three years and may not achieve and maintain profitability.

        We had net losses of $161.9 million in 2003, $246.8 million in 2002 and $272.9 million in 2001. While our net losses have decreased over the past three years, we cannot be certain that we will generate sufficient revenues to achieve and maintain profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses increase more than we expect or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected.

Certain of our existing revenue streams continue to deteriorate.

        We have been selling and upgrading NetWare for many years, sales of which have been declining. Overall, revenue in the Americas segment of our business declined by $73 million in fiscal 2003, primarily as a result of declining NetWare license and maintenance sales and IT consulting sales.

If we are not successful in establishing a competitive position in the Linux market, we may not be able to realize the full benefits of our corporate strategy.

        A significant aspect of our overall corporate strategy is to embrace the open source movement, specifically, the Linux operating system. It is our goal to stabilize the decline in our NetWare revenue by offering our customers a clear migration path to Linux should they decide to adopt an open source solution, and yet enable them to stay with NetWare until they are ready to make that decision. Our ability to achieve success with our Linux and open source products and services is dependent on a number of factors including, but not limited to, the following:

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  the growth of the Linux market;

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  the acceptance of Linux solutions by clients;

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  development of key Linux product solutions and upgrades; and

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  the acceptance of those products by large industry partners and major accounts.

        If the Linux products and services do not become a major component of our business, our long-term growth will be negatively impacted.

If we are not successful in developing a strong business with our exteNd products and services, our revenue will be adversely affected.

        Another key element of our strategy is to be a leading force in the development of solutions that make the process of developing open-standards, Web-based applications fast, simple, and cost effective. Our exteNd solution set uses the power of standards such as Java and XML to unify relevant information and services while enabling customers to take advantage of prior technology investments and help them rapidly deliver Web-based applications that are scalable, reliable, and secure. Our ability to achieve success with our exteNd products and services is dependent on a number of factors including, but not limited to, the following:

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  the growth of the Web-based applications industry;

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  the acceptance of the exteNd solution set by clients;

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  development of key exteNd product solutions and upgrades; and

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  the acceptance of those products by large industry partners and major accounts.

        If we are unable to grow the exteNd products and services, our long-term growth will be negatively impacted.

Our business may be negatively affected if we do not continue to adapt to rapid technological change, evolving business practices and changing client requirements.

        The software industry and IT professional services market is characterized by rapidly changing technology, evolving business practices and changing client needs. Accordingly, our future success will depend in part on our ability to continue to adapt and meet these challenges. Among the most important challenges facing us are the needs to continue to:

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  effectively identify and use leading technologies;

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  develop strategic and technical expertise;

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  influence and respond to emerging industry standards and other technology changes and to orient management teams to capitalize on these changes;

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  recruit and retain qualified project personnel;

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  enhance current services;

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  develop new services that meet changing customer needs; and

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  effectively advertise and market business solutions.

If third parties claim that we infringed upon their intellectual property, our ability to use some technologies and products could be limited and we may incur significant costs to resolve these claims.

        Litigation regarding intellectual property rights is common in the Internet and software industries. We have from time to time received letters or been the subject of claims suggesting that we are infringing upon the intellectual rights of others. In addition, we have faced and expect to continue to face from time to time disputes over rights and obligations concerning intellectual property. The cost and time of defending ourselves can be significant. In addition, we indemnify customers against certain claims that our products infringe upon the intellectual property rights of others. We could incur substantial costs in defending ourselves and our customers against infringement claims. If an infringement claim is successful, we and our customers may be required to obtain one or more licenses from third parties, and we may be obligated to pay or reimburse our customers for monetary damages. In such instances, we or our customers may not be able to obtain necessary licenses from third parties at a reasonable cost or at all, and may face delays in product shipment while developing or arranging for alternative technologies, which could adversely affect our operating results.

Legal actions being taken by the SCO Group could adversely affect our revenues and business plan if these legal actions cause a reduction in demand for our SUSE LINUX and Ximian products.

        The SCO Group, Inc. filed a legal action in March 2003 against IBM alleging, among other things, that Linux is an unauthorized derivative of UNIX and that portions of UNIX intellectual property that SCO alleges it owns have been included in the Linux operating system without authorization. In addition, SCO has warned that legal liability for the use of Linux may extend to commercial users, has threatened users with litigation and sought licensing fees from them, and more recently has filed Linux related suits against Daimler-Chrysler and Auto Zone. As discussed below, SCO has also sued us for slander of title relating to disputes about which of us owns the copyrights to UNIX, on which some of its Linux-related claims depend. It is possible that SCO's actions may reduce general demand for Linux and Linux related products and services. In this event, demand for our Linux products and services could decrease, thereby reducing revenue, and would otherwise adversely affect our business since we have made a strategic decision to become active in the Linux market.

A lawsuit filed against us by the SCO Group could result in a substantial judgment against us and adversely affect our revenues and business plan if they are successful.

        In January 2004, SCO filed suit against us in the Third Judicial District Court of Salt Lake County, State of Utah. We successfully removed the claim to the U.S. District Court, District of Utah, which granted, in part, a motion to dismiss by us on June 9, 2004 for failure to specifically plead special damages, and granted SCO 30 days to amend its complaint. In its original complaint, SCO alleged that our public statements and filings regarding the ownership of the copyrights in UNIX and UnixWare have harmed SCO's business reputation and affected its efforts to protect its ownership interest in UNIX and UnixWare. In that original complaint, SCO sought to require us to assign all copyrights that we have registered in UNIX and UnixWare to SCO, to prevent us from representing that we have any ownership interest in the UNIX and UnixWare copyrights and to pay actual, special and punitive damages in an amount to be proven at trial.

In the event significant claims are brought under our recently announced Novell Linux Indemnification Program, we could incur significant expenses, thereby adversely affecting our results of operations.

        We recently announced our Novell Linux Indemnification Program. Under this program, indemnification is offered for copyright infringement claims made by third parties against registered Novell customers who obtain SUSE LINUX Enterprise Server 8® and who, after January 12, 2004, obtain upgrade protection and a qualifying technical support contract from us or a participating Novell or SUSE LINUX channel partner. Although indemnification programs for proprietary software are common in our industry, indemnification programs that cover open source software are not. Copyright infringement claims are not often brought against distributors of open source software, but because of the relatively unique nature of the Novell Linux Indemnification Program, the number and extent of claims that might be brought thereunder is uncertain. SCO has brought claims against two end users of Linux and has threatened to bring claims against other end users of Linux arising out of the facts alleged in SCO's lawsuit against IBM and in SCO's public statements. Some of these claims could be indemnified under Novell's Linux Indemnification Program. In the event that claims for indemnification are brought under the Novell Linux Indemnification Program, we could incur significant expense reimbursing customers for their legal costs and, in the event those claims are successful, for damages.

We have experienced delays in the introduction and acceptance of new products due to various factors.

        As is common in the computer software industry, we have in the past experienced delays in the introduction of new products due to a number of factors, including the complexity of software products, the need for extensive testing of software to ensure compatibility of new releases with a wide variety of application software and hardware devices, and the need to "debug" products prior to extensive distribution. Significant delays in developing, completing, or shipping new or enhanced products would adversely affect us.

        Moreover, we may experience delays in market acceptance of new releases of our products as we engage in marketing and education of the user base regarding the advantages of and system requirements for new products and as customers evaluate the advantages and disadvantages of upgrading. We have encountered these issues on each major new release of our products, and expect that we will encounter such issues in the future. Our ability to achieve desired levels of revenue growth depends at least in part on the successful completion, introduction, and sale of new versions of our products. There can be no assurance that we will be able to respond effectively to technological changes or new product announcements by others, or that our research and development efforts will be successful. Should we experience material delays or revenue shortfalls with respect to new product releases, our revenue and net income could be adversely affected.

We may not be able to successfully compete in a challenging market for computer software and consulting services.

        The enterprise software and services industry is highly competitive. We expect competition to continue to increase both from existing competitors and new market entrants. We compete with companies that provide computer networking products and services, including Microsoft, IBM, Sun, Altiris, Netegrity, and Computer Associates. Our competitors in the Linux market include BEA Systems, Red Hat, and Turbolinux. Examples of possible competitors for our management consulting segment include A.T. Kearney, McKinsey & Co., Thomas Group, IBM Services, Cap Gemini, and The Management Consulting Group. Many of our competitors have greater financial, technical and marketing resources than we have. We believe that competitive factors common to all of our operating segments include:

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  the pricing of our products and services and the pricing strategies of our competitors;

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  the timing and market acceptance of new solutions developed by us and our competitors;

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  brand and product awareness;

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  the performance, reliability and security of our products;

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  the ability to preserve our legacy customer base;

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  our ability to establish and maintain key strategic relationships with distributors, resellers and other partners; and

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  our ability to attract and retain highly qualified development, consulting and managerial personnel.

        We, like other companies in our industry, have also been and may continue to be affected by the dominance of Microsoft and the difficulties in achieving interoperability between our and Microsoft's products. If we cannot compete effectively in our industry, or if we are unable to improve the interoperability of our products with Microsoft products either through our own efforts or as a result of government action against Microsoft, our consolidated financial position, results of operations and cash flows could be adversely affected.

We may not be able to attract and retain qualified personnel because of the intense competition for qualified personnel in the computer and consulting industries.

        Our ability to maintain our competitive technological position will depend, in large part, on our ability to attract and retain highly qualified development, consulting, and managerial personnel. Even in light of the current economic downturn, competition for personnel of the highest caliber is intense in the software and consulting industries. The loss of a significant group of key personnel would adversely affect our performance. The failure to successfully hire suitable replacements in a timely manner could have a material adverse effect on our business.

Our existing relationships with other IT services organizations may be impaired and we could lose business.

        We maintain relationships with IT services organizations that recommend, design and implement solutions for their customers' businesses that include our products. At the same time, our service offerings compete with those of these same organizations. Although many companies in high-technology industries co-exist in a similar state of competition, any of these organizations could decide at any time to not continue to do business with us or to not recommend our products. A change in the willingness of these IT service organizations to do business with us could adversely affect our business.

The success of our acquisitions, including our acquisitions of SUSE and Ximian, is dependent on our ability to integrate personnel, operations and technology, and if we are not successful, our revenue will not grow at the rate we anticipate.

        Achieving the benefits of acquisitions will depend in part on the successful integration of personnel, operations and technology. The integration of SUSE and Ximian has been and will continue to be a complex, time consuming and expensive process and may require allocation of energy and resources away from other business initiatives. The integration of future acquisitions will also be subject to similar risks and will require significant expenditure of time and resources. The challenges involved in integrating acquisitions include the following:

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  obtaining synergies from the companies' organizations;

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  obtaining synergies from the companies' service and product offerings effectively and quickly;

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  coordinating sales efforts so that customers can do business easily with the combined companies;

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  integrating product offerings, technology, back office, human resources, accounting and financial systems;

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  bringing together marketing efforts so that the market receives useful information about the combined companies and their products;

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  assimilating employees who come from diverse corporate cultural backgrounds into a common business culture revolving around our solutions offerings; and

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  retaining key officers and employees who possess the necessary skills and experience to quickly and effectively transition and integrate the businesses.

        The integration process has been and will continue to be complicated. Failure to effectively and timely complete the integration of acquisitions could materially harm the business and operating results of the combined companies. In addition, goodwill related to any acquisitions could become impaired. Furthermore, we may assume significant liabilities in connection with acquisitions we make or become responsible for liabilities of the acquired businesses that we may not have discovered prior to their acquisition.

Our financial and operating results may vary and may fall below analysts' estimates, which may cause the price of our common stock to decline.

        We do not currently provide estimates of our revenues or results of operations for future periods. Our operating results may fluctuate from quarter to quarter due to a variety of factors including, but not limited to:

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  timing of orders from customers and shipments to customers;

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  product mix, including a shift from higher margin to lower margin products or services;

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  impact of foreign currency exchange rates on the price of our products in international locations;

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  inability to respond to the decline in revenue through the distribution channel;

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  inability to derive benefits from the restructurings and our corporate strategy; and

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  inability to deliver solutions as expected by our customers and systems integration partners.

        In addition, we often experience a higher volume of revenue at the end of each quarter and during the fourth quarter of our fiscal year. Because of this, fixed costs that are out of line with revenue levels may not be detected until late in any given quarter and results of operations could be adversely affected.

        Due to these factors or other unanticipated events, quarter-to-quarter comparisons of our operating results may not be reliable indicators of our future performance. In addition, from time to time our quarterly financial results may fall below the expectations of the securities and industry analysts who publish reports on our company, or of investors generally. This could cause the market price of any of our securities to decline, perhaps significantly.

We face increased risks in conducting a global business, which may damage business results.

        We are a global corporation with offices and subsidiaries around the world and, as such, we face risks in doing business abroad that we do not face domestically. Certain aspects inherent in transacting business internationally could negatively impact our operating results, including:

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  costs and difficulties in staffing and managing international operations;

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  unexpected changes in regulatory requirements;

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  tariffs and other trade barriers;

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  difficulties in enforcing contractual and intellectual property rights;

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  longer payment cycles;

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  local political and economic conditions;

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  potentially adverse tax consequences, including restrictions on repatriating earnings and the threat of "double taxation"; and

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  fluctuations in currency exchange rates, which can affect demand and increase our costs.

We may not be able to protect our confidential information, and this could adversely affect our business.

        We generally enter into contractual relationships with our employees that protect our confidential information. In the event that our trade secrets or other proprietary information is misappropriated, our business could be seriously harmed. In addition, we may not be able to timely detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights. In the event we are unable to enforce these contractual obligations and our intellectual property rights, our business could be adversely affected.

Some of our short-term, long-term, and venture capital fund investments have become impaired and additional investments could become impaired.

        Our investment portfolio includes investments in public equity securities, small capitalization stocks in the high-technology industry sector, private companies, and funds managed by venture capitalists. Many of these investments might become other-than-temporarily impaired. During our fiscal year ended October 31, 2003, we recorded an impairment charge of $35 million related to some of the investments in our portfolio whose market value had experienced an other-than-temporary decline. As of April 30, 2004, we had net unrealized gains, net of taxes, on investments totaling approximately $0.7 million; however, there can be no assurances that these gains will be realized and that losses will not occur. If the funds in which we have invested suffer poor financial performance, or if the private companies in which we have invested are not successfully acquired or undertake initial public offerings, the value of our investments will decrease.

Our consulting services contracts contain pricing risks and, if our estimates prove inaccurate, we could lose money.

        Our IT and Celerant consulting businesses derive a portion of their revenue from fixed-price, fixed-time contracts. Because of the complex nature of the services provided, it is sometimes difficult to accurately estimate the cost, scope and duration of particular client engagements. If we do not accurately estimate the resources required for a project, do not accurately assess the scope of work associated with a project, do not manage the project properly, or do not satisfy our obligations in a manner consistent with the contract, then our costs to complete the project could increase substantially. We have occasionally had to commit unanticipated additional resources to complete projects, and may have to take similar action in the future. We may not be compensated for these additional costs or the commitment of these additional resources. Additionally, our Celerant management consulting business derives revenue from projects priced on a contingency basis. If results are not met, or if a dispute arises, we may not be able to realize a potentially large amount of revenue.

Our IT and Celerant consulting clients can cancel or reduce the scope of their engagements with us on short notice.

        If our clients cancel or reduce the scope of an engagement with our IT or Celerant consulting business, we may be unable to reassign our professionals to new engagements without delay. Personnel and related costs constitute a substantial portion of our operating expenses. Because these expenses are relatively fixed, and because we establish the levels of these expenses well in advance of any particular quarter, cancellations or reductions in the scope of client engagements could result in the under-utilization of our professional services employees, causing significant reductions in operating results for a particular quarter.

If we do not generate new customers, our ability to grow our business will be negatively impacted.

        A significant percentage of our revenue is generated from existing customers. In order to achieve our growth objectives, we must accelerate the rate at which we generate new business. We have initiated several new sales and marketing initiatives in order to accomplish this goal. If those initiatives are not successful, our ability to cultivate new customers may be adversely affected.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on July 2, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVELL, INC.
By:	/s/ JAY G. REILLY
Jay G. Reilly Assistant Corporate Secretary

Dated: July 2, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on July 2, 2004

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